UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2007

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To further advance the interests of the Providence Service Corporation (the “Company”) and its stockholders by enhancing the Company’s ability to attract and retain certain management, key employees and independent contractors who are in a position to make contributions to the success of the Company and any entity which the Company owns, the Company’s board of directors adopted the Providence Service Corporation Deferred Compensation Plan (the “Plan”) on August 13, 2007. The Plan will be effective beginning August 31, 2007, and is intended to be a non-qualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Under the Plan, a select group of management, including the named executive officers as such term is defined in Item 402 of Regulation S-K, highly compensated employees and independent contractors (“Participant(s)”) may defer up to 100% of their base salary, service and performance based bonuses, commissions or Form 1099 compensation in order to provide for future retirement and other benefits on behalf of the Participants. The Company may make a discretionary credit to a Participant’s deferred compensation account in accordance with the Plan. The Company will maintain a deferred compensation account for each Participant where the Participant’s deferral amounts and Company credits will be credited, investment gains or losses will be credited or debited, and subsequent distributions in accordance with the rules and elections in effect from time to time will be debited. Participants will be fully vested immediately in all amounts deferred by the Participant and any discretionary credits made by the Company to the Participant’s deferred compensation account. The Company may make additional other credits to the Participant’s deferred compensation account for which the vesting will be determined at the time of grant. In addition, Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. A Participant may receive a distribution from the Plan upon a qualifying distribution event such as separation from service, disability, death, in-service or education distribution, change in control or an unforeseeable emergency all as defined in the Plan. Distributions from the Plan will be made in cash upon a qualifying distribution event under several options and in the manner elected by the Participant. For example, as determined by the Participant, distributions from the Plan may be made in a lump sum, annual installments, or a combination of both commencing as soon as possible after (but no later than 60 days after) the distribution date elected for the qualifying distribution event. The Plan is intended to be an unfunded plan administered and maintained by the Company primarily for the purpose of providing deferred compensation benefits to Participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 17, 2007	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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